Exhibit 5

300 WEST VINE STREET SUITE 2100 LEXINGTON, KY 40507-1801 MAIN: (859) 231-3000 FAX: (859) 253-1093

July 22, 2015

Your Community Bankshares, Inc.

101 West Spring Street

New Albany, Indiana 47150

Re:                             Your Community Bankshares, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Your Community Bankshares, Inc., an Indiana corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to registration under the Securities Act of 1933, as amended, of an aggregate 500,000 shares of Common Stock of the Company, $0.10 par value per share (the “Common Stock”), to be issued under the Your Community Bankshares, Inc. 2015 Stock Award Plan (the “Plan”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; and (d) the legal capacity and competency of all natural persons.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan are validly authorized shares of Common Stock and, when issued in accordance with the terms described in the Plan, will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

STOLL KEENON OGDEN PLLC

/s/ Stoll Keenon Ogden PLLC